As filed with the Securities and Exchange Commission on August 16, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
HYPERCOM CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	86-0820608
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

2851 West Kathleen Road	85053
Phoenix, Arizona	(Zip Code)
(Address of Principal Executive Offices)
HYPERCOM CORPORATION NONEMPLOYEE DIRECTORS’ STOCK OPTION PLAN
(Full Title of the Plan)
Douglas J. Reich
Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Hypercom Corporation
2851 West Kathleen Road
Phoenix, Arizona
(602) 504-5000
(Name, Address and Telephone
Number, including Area Code, of Agent for Service)

With a copy to:
Steven D. Pidgeon
Snell & Wilmer L.L.P.
One Arizona Center
400 East Van Buren Street
Phoenix, Arizona 85004
602-382-6000

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of Securities	To Be	Offering	Aggregate	Registration
To Be Registered	Registered (1)	Price Per Share (2)	Offering Price (2)	Fee (3)
Common stock, $0.001 par value	425,000	$8.40	$3,570,000	$382.00

(1)	The shares of Common Stock set forth in the Calculation of Registration Fee table and which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of the registrant’s common stock as may be issuable as a result of any stock splits, stock dividends or similar events.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Securities Act Rules 457(c) and 457(h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of the registrant’s common stock reported on the New York Stock Exchange on August 15, 2006 (i.e., $8.40).

(3)	Pursuant to Rule 429 of the rules and regulations under the Securities Act, this Registration Statement contains a combined prospectus relating to the 425,000 shares registered hereby, and the 81,250 shares registered on July 26, 2002 pursuant to Registration Statement No. 333-97179 and the 93,750 shares registered on November 18, 1997 pursuant to Registration Statement No. 333-40461. The previously paid filing fees associated with such securities are $37.30 and $455, respectively.

EXPLANATORY NOTE
     This Registration Statement relates to the registration of an additional 425,000 shares of the Hypercom Corporation’s common stock, $0.001 par value, under the Hypercom Corporation Nonemployee Directors’ Stock Option Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statements on Form S-8, File No. 333-97179, filed on July 26, 2002 and File No. 333-40461, filed on November 18, 1997 with the Securities and Exchange Commission (the “SEC”) relating to the Plan, are incorporated herein by this reference and made part of this Registration Statement to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.
     On May 18, 2006, Hypercom Corporation’s (the “Company”) stockholders approved a proposed amendment to the Plan which, among other things, increased the number of shares of the Company’s common stock that may be issued under the Plan from 175,000 to 600,000. On August 1, 2006 the Company’s Board of Directors adopted a resolution authorizing the registration of the additional shares issuable under the Plan. This Registration Statement registers such 425,000 additional shares of the Company’s common stock.
PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
     The documents containing the information specified in Part I, Items 1 and 2, have been or will be delivered to participants in accordance with Form S-8 and Rule 428 under the Securities Act of 1933, as amended.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents have been filed by Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act), and are hereby incorporated by reference into this Registration Statement:
(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

(b)	all other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act; and

(c)	the description of the Company’s capital stock contained in the Company’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on October 22, 1997 pursuant to Section 12(g) of the Exchange Act.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.
     A list of exhibits is set forth on the Exhibit Index that immediately precedes the exhibits which is incorporated by reference herein.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on August 16, 2006.

HYPERCOM CORPORATION
By:	/s/ William Keiper
William Keiper
Chief Executive Officer and President

POWER OF ATTORNEY
     We, the undersigned officers and directors of Hypercom Corporation hereby severally constitute and appoint William Keiper and Thomas Liguori, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names and in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Hypercom Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Keiper William Keiper	Chief Executive Officer, President and Director	August 16, 2006
/s/ Thomas Liguori Thomas Liguori	Chief Financial Officer	August 16, 2006
/s/ Daniel D. Diethelm Daniel D. Diethelm	Chairman of the Board of Directors	August 16, 2006
/s/ Phillip J. Riese Phillip J. Riese	Director	August 16, 2006
/s/ Norman Stout Norman Stout	Director	August 16, 2006
/s/ Todd S. Nelson Todd S. Nelson	Director	August 16, 2006
/s/ Philippe Tartavull Philippe Tartavull	Director	August 16, 2006

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EXHIBIT INDEX

Exhibit		Page or
Number	Description	Method of Filing

4.1	Amended and Restated Certificate of Incorporation of the Company	Incorporated by reference to the Company’s Registration Statement on Form S-1 filed on September 12, 1997 (file No. 333-35461)

4.2	Amended and Restated Bylaws of the Company	Incorporated by reference to the Company’s Current Report on Form 8-K filed on May 30, 2006

4.3	Hypercom Corporation Nonemployee Directors’ Stock Option Plan	Incorporated by reference to the Company’s Registration Statement on Form S-8 filed on July 26, 2002 (file No. 333-97179)

4.4	Amendment to the Hypercom Corporation Nonemployee Directors’ Stock Option Plan	Incorporated by reference to Appendix I of the Company’s Proxy Statement on Schedule 14A filed on April 17, 2006

5.1	Opinion of Snell & Wilmer L.L.P.	Filed Herewith

23.1	Consent of Ernst & Young LLP	Filed Herewith

23.2	Consent of Snell & Wilmer L.L.P.	See Exhibit No. 5.1

24.1	Powers of Attorney	Included on signature page

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